                                                                   EXHIBIT 2.3

                       DATED THE 10TH DAY SEPTEMBER, 1999


                         ASIA RESOURCES HOLDINGS LIMITED

                                       AND

                        CHINA STRATEGIC HOLDINGS LIMITED


                             -----------------------


                              ASSIGNMENT AGREEMENT

                      RELATING TO THE SALE AND PURCHASE OF

                           CERTAIN PROMISSORY NOTES OF

                         ASIA RESOURCES HOLDINGS LIMITED

                             -----------------------

THIS AGREEMENT dated the 10th day of September 1999 is made between:-

(1) ASIA RESOURCES HOLDINGS LIMITED, a company incorporated in Delaware whose registered office is at P.O. Box 1237 Corsicana, TX 75151 ("the Vendor").

(2) CHINA STRATEGIC HOLDINGS LIMITED, a company incorporated in Hong Kong whose principal place of business is situated at 52/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong ("the Purchaser").

WHEREAS:-

(A) The Vendor was the holder of the New Regal Promissory Note and the Harlequin Promissory Note hereinafter defined.

(B) The New Regal Promissory Note and the Harlequin Promissory Note are both secured by a pledge agreement issued by Harlequin in favor of the Vendor dated 13th February 1996 on the entire capital stock of Regal
         (New) International Inc. ("New Regal") which pledge agreement was further varied by a Deed of Variation dated 27th July 1998 made between the Vendor, New Regal and Harlequin Investment Holdings Limited.

(C)      The Vendor is indebted to the Purchaser in the sum of US$131,096.00

(D) The Vendor has agreed to assign to the Purchaser and the Purchaser has agreed to accept the New Regal Promissory Note and the Harlequin Promissory Note in full and final settlement of the outstanding indebtedness of the Vendor to the Purchaser as at Completion as part of satisfaction of the terms and conditions of the Acquisition Agreement.

IT IS HEREBY AGREED:-

1.       INTERPRETATION

(A) In this Agreement and the Recitals hereto, unless the context otherwise requires:-

         "Acquisition Agreement" means the agreement of even date between the Vendor, Horler Holdings Limited, Far Beyond Investments Limited ("Far Beyond") and shareholders of Far Beyond;

         "Completion" means the completion of the assignment under this Agreement in accordance with the provisions of Clause 3;

         "Consideration" means an amount equivalent to the aggregate amount due from the Vendor to the Purchaser as at Completion including any interest accrued thereon.

         "Harlequin Promissory Note" means a promissory note dated 27th July 1998 issued by Harlequin Investment Holdings Limited ("Harlequin") to the Vendor for the sum of US$800,000.00, a copy of which is annexed to Schedule A of this Agreement;

         "New Regal Promissory Note" means a promissory note dated 13th February 1996 issued by New Regal to the Vendor for the sum of US$900,000.00, a copy of which is annexed to Schedule B of this Agreement;

         "Pledge Agreement" means a pledge agreement made by Harlequin in favor of the Vendor dated 13th February 1996 on the entire capital stock of New Regal and varied by a Deed of Variation dated 27th July 1998 made between the Vendor, New Regal and Harlequin, copies of the pledge agreement and the Deed of Variation are annexed to Schedule C of this Agreement;

         "Promissory Notes" means the New Regal Promissory Note and the Harlequin Promissory Note;

         the singular includes the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate;

         references to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time (if and to the extent that the provisions as amended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment or re-enactment) and shall include any provision of which they are reenactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions; and a reference to a "Clause" or a "Sub-Clause" or a "Schedule" is a reference to a clause or a sub-clause of the relevant Clause or a schedule to this Agreement and a reference to this Agreement includes a reference to each Schedule.

(B) The table of contents and headings in this Agreement are for convenience only and shall not affect its interpretation.

2.       CONSIDERATION

         The Vendor shall on the terms of this Agreement sell or procure the sale of the Promissory Notes for the Consideration and the Purchaser shall purchase or procure the purchase of the Promissory Notes at the Consideration with effect from the date of Completion free from all rights of preemption, options, liens, claims, equities, charges, encumbrances or third-party rights of any nature and with all rights attached or accruing thereto at or after Completion.

3.       COMPLETION

(A) Completion of this Agreement is conditional upon the shareholders of the Vendor in general meetings having approved this Agreement which is a related party transaction.

(B) Completion shall take place immediately prior to the closing pursuant to the Acquisition Agreement provided that if closing of the Acquisition Agreement does not take place, Completion shall be deemed to have not taken place. Completion shall take place at 20/F., Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong when all (but not part only) of the following business shall be transacted:-
the Vendor shall deliver to the Purchaser:-

                  (i) assignments of the Promissory Notes substantially in the form set out in Schedule D (the "Assignments");

                  (ii) such other documents as may be necessary to give the Purchaser or its nominees a good title to the Promissory Notes and to enable the Purchaser or its nominees to become the legal and/or beneficial owners thereof; and

                  (iii) certified board minutes of the Vendor pursuant to which the Assignments and the execution of the Assignments by the Vendor is approved and authorized.

                  (iv) a pledge agreement substantially in the same terms and conditions of the Pledge Agreement, duly executed by Harlequin in favor of the Purchaser together with the original Pledge Agreement marked cancelled; and

                  (v)      the original Promissory Notes.

(C) For avoidance of doubt, this Agreement shall automatically terminate if the Acquisition Agreement is terminated and the parties shall in such event be released from all their obligations hereunder and shall have no claims against each other for such termination.

4.       SET-OFF

         The parties agree that the Purchaser shall with effect from Completion set-off the sum of the Consideration which is otherwise payable on Completion against the outstanding indebtedness due from the Vendor to the Purchaser as at Completion so that as of Completion, the Vendor shall have no liability whatsoever to the Purchaser.

5.       TAX INDEMNITY

(A) Subject to other provisions of this clause, the Purchaser hereby covenants with and undertakes to indemnify and keep indemnified the Vendor against any loss and liability suffered by the Vendor and costs and expenses reasonably incurred as a result of or in connection with any claim by any fiscal authorities falling on the Vendor resulting from or by reference to or arising out of the assignment of the Promissory Notes contemplated herein.

(B) If the Vendor shall become aware of a claim relevant for the purpose of this clause, the Vendor shall forthwith give written notice thereof to the Purchaser at the address given in this Agreement (or such other address or addresses as the Purchaser may from time to time notify the Vendor for the purpose of this Agreement) and shall take such action as the Purchaser may reasonably request and at the costs of the Purchaser to avoid, resist or compromise any such claim.

(C) The liabilities of the Purchaser under this clause shall cease after 24 months from Completion except in respect of matters which have been the subject of a bona fide written claim made within the said period by the Vendor to the Purchaser.

6.       MISCELLANEOUS

(A) No public disclosure of any kind may be made by any party with respect to this Agreement without consultation with and the consent of the others (such consent not to be unreasonably withheld).

(B) Save as herein otherwise provided, all provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

(C) If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

(D) Time is of the essence of this Agreement. Any extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision, which shall apply to any such extended, waived or varied provision and, except to that extent, there shall be no implied waiver of this provision.

(E) Each party shall bear its own costs including but not limited to all the legal and professional fees, costs and expenses incurred in connection with this Agreement unless otherwise provided in this Agreement.

(F) This Agreement is binding upon and shall enure for the benefit of the successors of the parties.

7.       GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED BY /s/Lien Kait Long                                   )
for and on behalf of                                          )
ASIA RESOURCE HOLDINGS LIMITED                                )
in the presence of:-                                          )

/s/ Jackie W.K. Wah
Solicitor, Hong Kong

SIGNED BY /s/Ma Wai Man, Catherine                            )
for and on behalf of                                          )
CHINA STRATEGIC HOLDINGS LIMITED                              )
in the presence of:-                                          )

s/ Jackie W.K. Wah
Solicitor, Hong Kong

                                   SCHEDULE A

                                   SCHEDULE A


                                 PROMISSORY NOTE

                                                                Principal Amount
                                                                   US$300,000.00

FOR VALUE RECEIVED, Harlequin Investment Holdings Limited, a British Virgin Islands corporation (the "Maker") does hereby promise to pay to the order of Regal International, Inc., a Delaware corporation (hereinafter "Holder"), at the address described by Holder, the amount of Eight Hundred Thousand US Dollars (US$800,000). This Note shall bear no interest.

The outstanding principal balance of this Note shall be due and payable in full on February 1, 2001.

This Note is secured by a Pledge Agreement dated 13th February 1996 granting, the Holder a security interest in all the outstanding shares of Regal (New) International, Inc. registered in the name of the Maker.

The Maker waivers presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining binding upon provisions of this Note. This Note is executed under seal and shall be binding upon the successors and assigns of the Maker.

Upon default, the Maker shall be liable for interest at the rate of 23% per annum on the unpaid principal balance and accrued and unpaid interest plus all reasonable costs of collection including, but not limited to, reasonable attorneys' fees.

This Note shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

EXECUTED this 27th day of July, 1998

HARLEQUIN INVSTMENT HOLDINGS LIMITED

by:
   -----------------------------------------

                                   SCHEDULE B

                                   SCHEDULE B


                           CONVERTIBLE PROMISSORY NOTE

                                                                PRINCIPAL AMOUNT
                                                                   US$900,000.00

         FOR VALUE RECEIVED, Regal (New) International, Inc., a Texas corporation (the "MAKER") does hereby promise to pay to the order of Regal International, Inc., a Delaware corporation (hereinafter "HOLDER"), at the address described by Holder, the principal amount of Nine Hundred Thousand US Dollars (US$900,000) with interest (computed on the basis of a 365 day year) on the unpaid principal balance of such principal amount at the rate of nine percent (9%) per annum from the date hereof until maturity. Principal and interest shall be due and payable in sixty (60) equal, monthly installments of $18,682.37 payable on the seventh day of March 1996 and continuing on the seventh day of each month thereafter until paid in full.

         This Note is secured by a certain Pledge Agreement of even date herewith granting the Holder a security interest in all the outstanding shares of Regal (New) International, Inc. registered in the name of the Harlequin Investment Holdings Limited.

         The Maker waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

         If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note. This Note is execute under seal and shall be binding upon the successors and assigns of the Maker.

         Upon default, the Maker shall be liable for interest at the rate of 18% per annum on the unpaid principal balance and accrued and unpaid interest plus all reasonable costs of collection including, but not limited to, reasonable attorneys' fees.

         This Note shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

         The indebtedness represented by this Note is subordinate and inferior to a certain $1,500,000 Secured Credit Facility by and between Fremont Financial Corporation and Maker.

         The conversion privileges with respect to this Note are attached hereto as Exhibit A and made a part hereof for all purposes.

         EXECUTED the 13th day of February, 1996, but effective as of January 31, 1996.

                                              REGAL (NEW) INTERNATIONAL, INC.

                                              by:
                                                 ------------------------------
                                                     JANAK DESAI PRESIDENT

CONVERSION OF NOTE.

         A. Subject to and upon compliance with the provisions hereof, at the option of the holder thereof, this Note may, during the 30-day period beginning on the date Holder receives the audited Balance Statement of the Maker as of the Valuation Date (herein defined) of each year and at the maturity hereof, be converted at the principal amount thereof and accrued interest thereon into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, $0.10 par value, of the Maker (the "Common Stock"), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

         B. The conversion price (herein called the "Conversion Price") shall be an amount per share of Common Stock equal to the Book Value (as herein defined) divided by the number of shares outstanding on Net Valuation Date. The Conversion Price shall be subject to adjustment from time to time as herein provided. The Conversion Price prior to any adjustment and the adjusted Conversion Price after each adjustment are hereinafter referred to as the actual Conversion Price.

         C. "Net Book Value" as used herein shall be an amount equal to the amount of the Corporation's assets, less the amount of its liabilities, as of the end of the most recent fiscal year (the "Valuation Date") as disclosed by the Maker's books of account regularly maintained in accordance with generally accepted accounting principles consistently applied.

         D. in no event shall this Note be convertible into a number of shares of Common Stock which would result in the Holder owning more than forty-nine percent (49%) of the total issued and outstanding shares of Common Stock after the conversion. In such event, the Conversion Price will be automatically increased so that this Note is convertible into an amount of shares which is equal to forty-nine percent (49%) of the issued and outstanding shares of Common Stock after the conversion of this Note.

RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT.

         A. The holder acknowledges that the securities issued upon conversion of the Note are characterized as "restricted securities" under the federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in compliance with certain conditions and under limited circumstances, including the following:

                  (i) A registration statement with respect thereto has become effective under the Act, or

                  (ii) There is presented to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Act is not necessary; or

                  (iii) There is presented to the Company a letter from the staff of the Securities and Exchange Commission to the effect that the staff will not recommend that said Commission take any action in respect of such offer or transfer and to the effect that said staff concurs in the opinion that such registration or compliance is not necessary (provided that the Company reasonably agrees with the facts stated in such letter insofar as they pertain to it); or

                  (iv) There is presented to the Company written evidence that the sale, pledge or transfer complies with the provisions of Rule 144 as amended under the Act.

         B. It is understood that the certificates evidencing the COMMON Stock issuable upon conversion of this Note, when issued, will bear legends substantially to the following effect:

         "THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAS BEEN ISSUED PURSUANT TO THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), AND THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES LAWS OF THE STATES OF DELAWARE AND TEXAS, AND THE REGISTERED HOLDER OF SUCH SECURITY HAS EXECUTED AN INVESTMENT REPRESENTATION WITH RESPECT THERETO. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THE ACT AND THE APPLICABLE RULES ADOPTED UNDER IT AND WITH THE PERMISSION OF THE COMPANY UPON THE FURNISHING OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS UNNECESSARY FOR SUCH TRANSACTIONS."

         C. This Note shall be non-transferable except to a group, company or affiliate of CSH ceases to be group, company or affiliate of CSH, this Note must be transferred to CSH or another group or affiliated company.

                                   SCHEDULE C

                                   SCHEDULE C


                                PLEDGE AGREEMENT

         This Pledge Agreement (the "Agreement"), dated February 13, 1996 to be effective as of January 31, 1996, is made by and between Harlequin Investment Holdings Limited ("Pledgor") and Regal International, Inc. (the "Secured Party").

                            INTRODUCTORY PROVISIONS:

         A. Regal (New) International, Inc., a Texas corporation ("New Regal"), has as of this day executed a promissory note in the principal amount of $900,000 ("the $900,000 Note") payable to the order of the Secured Party and a second promissory note in the principal amount of $800,000 ("the $800,000 Note") payable to the order of Secured Party.

         B. As a condition to accepting the $900,000 Note and the $800,000 Note, the Secured Party requires that Pledgor pledge to and grant a security interest in Pledgor's shares of Capital Stock of the New Regal to secure the payment of the $900,000 Note and $800,000 Note and performance of the New Regal's obligations to Secured Party.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. THE PLEDGE AND SECURITY INTEREST. The Pledgor hereby grants to the Secured Party a security interest in and to any and all present or future rights of the Pledgor in and to all of the following rights, interests, and property (all of the following being herein sometimes called the "Collateral"): (a) 100,000 shares of the common stock of New Regal registered in the name of the Pledgor represented by Stock Certificate No. 001, (b) any and all substitutes, replacements, accessions, attachments, increases, profits, revisions, additions thereto, or dividends and coupons thereon; and (c) any and all proceeds arising from or by virtue of the sale or other disposition of, or from the collection of, the Collateral described in (a) and (b) preceding.

         2. THE INDEBTEDNESS. This Agreement is being executed and delivered to secure and the security interest herein granted (the "SECURITY INTEREST") shall secure full payment and performance by New Regal of all of the indebtedness and obligations owing to the Secured Party by New Regal pursuant to the terms of the $900,000 Note and the $800,000 Note, together with any and all renewals and extensions thereof [all of such debts, indebtedness, liabilities and duties referred to in this paragraph are hereinafter collectively referred to collectively as the "Indebtedness"].

         3. NEGATIVE COVENANTS OF THE PLEDGOR. The Pledgor further covenants and agrees that, without the prior written consent of the Secured Party, the Pledgor will not (a) sell, assign or transfer any of the Pledgor's rights in the Collateral; or (b) create any other security interest in, mortgage or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process or any encumbrance of any kind or character, except the Security Interests herein created; or (c) take any action, or allow the Corporation to take any action, which would dilute the equity percentage of the Shares without the prior written consent of Secured Party.

         4. DEFAULT. As used herein, the term "Default" means the occurrence of one or more of the following: (a) the failure to timely pay or perform any obligations or covenants of the Indebtedness as and when due and payable or performable; (b) the sale, loss, theft, destruction, encumbrance or transfer of any of the Collateral in violation hereof, or substantial damage to any of the Collateral; (c) the levy on, seizure or attachment of the Collateral, or any part thereof.

         5. REMEDIES. Upon the occurrence of an event of Default, in addition to any and all other rights and remedies which the Secured Party may then have hereunder, under the Uniform Commercial Code of the State of New York or of any other pertinent jurisdiction (the "Code"), or otherwise, the Secured Party may, at its option (a) reduce its claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure; (b) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of the Secured Party, on the premises of the Pledgor, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Indebtedness has been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral; (c) at its discretion, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that the Secured Party is entitled to do so under the Code or otherwise; (d) exercise any and all other rights, remedies, and privileges it may have under any document which secures the Indebtedness; and (e) take any other action allowed under applicable law.

         Any and all proceeds ever received by the Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant here to shall be applied by the Secured Party to the Indebtedness in such order and manner as the Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by the Pledgor.

         With respect to any part of the Collateral which is stock certificates, bonds, or other securities, the Secured Party shall have authority, upon the occurrence of an event of Default, without notice to the Pledgor, either to have them registered in the Secured Party's name, or in the name of a nominee, and, with or without such registration, to demand of the entity issuing the same, and to receive and receipt for, any and all dividends and other distributions payable in respect thereof, regardless of the medium in which paid and whether they be ordinary or extraordinary. Any entity making payment to the Secured Party hereunder shall be fully protected in relying upon the written statement of the Secured Party that the Secured Party then holds the Security Interests which entitles it to receive such payment, and the receipt of the

Secured Party for such payment shall be full acquittance therefor to the person making such payment.

         6. RIGHTS CUMULATIVE. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy which the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the Security Interests herein or in the collection of the Note or the Indebtedness, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         7. POWER OF ATTORNEY. The Secured Party is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

         8. NO WAIVERS. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         9. BINDING EFFECT. This Agreement shall be binding on the Pledgor and the Pledgor's heirs and assigns and shall inure to the benefit of the Secured Party, and the Secured Party's successors and assigns.

         10. TERMINATION. This Agreement and the Security Interests in the Collateral will terminate when the Indebtedness secured hereby has been paid in full by extinguishment thereof but not by renewal, modification or extension thereof.

         11. GOVERNING LAW. THE LAW GOVERNING THIS AGREEMENT WILL BE THAT OF THE STATE OF NEW YORK IN FORCE ON THE DATE OF EXECUTION OF THIS AGREEMENT.

         12. AGREEMENT AS FINANCING STATEMENT. The Secured Party shall have the right at any time to execute and file this Agreement as a financing statement, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Agreement.

                                    PLEDGOR:

                                    HARLEQUIN INVESTMENT
                                     HOLDINGS, LTD.

                                    by:
                                       ----------------------------------------
                                               Richard N. Gray

                                   SCHEDULE C

THIS DEED OF VARIATION is made the 27th day of July 1998

BETWEEN:-

1. REGAL INTERNATIONAL, INC, a Delaware corporation, whose principal executive office, is situated at 17th Floor, Printing House, 6 Duddell Street, Central, Hong Kong

2. REGAL (NEW) INTERNATIONAL, INC, a Texas corporation, whose registered office is situated at PO Box 1237, Highway 31 East, Texas 75151, USA ("New Regal")

3. HARLEQUIN INVESTMENT HOLDINGS LIMITED, a British Virgin Islands corporation, whose registered office is situated at Creque Building, Road Town, Tortola, BVI ("Harlequin")

WHEREAS:-

1.       New Regal is a wholly owned subsidiary of Harlequin.

2. By an Asset Purchase Agreement made between Regal, New Regal and Harlequin dated 8th February 1996 ("the A P Agreement"), New Regal has agreed to purchase certain assets from Regal under the terms and conditions of the A P Agreement.

3.       Pursuant to the terms and conditions of the A P Agreement:-

         a. New Regal has issued and delivered a promissory note to Regal for the sum of US$900,000, bearing interest at nine percent (9%) per annum and being payable (principal and interest) in sixty (60) equal monthly installments of US$18,682, and such note to be convertible on each anniversary date thereof into shares of common stock of New Regal at a conversion price based on the net book value of New Regal's most recent audited annual balance sheet.

         b. New Regal has also issued and delivered to Regal a promissory note dated 13th February 1996 for the sum of US$800,000, bearing no interest and being due and payable in full on 1st February 2001 (the "US$800,000 Note").

4. The above promissory notes are secured by a pledge agreement made by Harlequin in favor of Regal dated 13th February 1996 on the entire Capital Stock of New Regal ("the Pledge Agreement").

5. Harlequin has requested and Regal has agreed to vary the above arrangement by Harlequin assuming all the obligations, and liabilities of New Regal under the US$800,000 Note without affecting the validity and enforceability of the Pledge Agreement.

NOW THIS DEED WITNESSETH:-

1.       THE US$800,000 NOTE

1.1 In consideration of Regal's agreement to release New Regal from the US$800,000 Note, Harlequin agrees and undertakes to assume al! the obligations and liabilities of New Regal under the US$800,000 Note.

1.2 Harlequin shall forthwith execute and deliver, to Regal the promissory note annexed to the Schedule herein ("the Harlequin Promissory Note").

1.3 Upon Regal's receipt of the duly executed Harlequin Promissory Note, New Regal shall be deemed to be released and discharged from the US$800,000.00 Note.

2.       THE PLEDGE AGREEMENT

2.1 The parties agree that the Harlequin Promissory Note shall also be secured by Harlequin's shares of Capital Stock of New Regal.

2.2 With effect from Regal's receipt of the duly executed Harlequin Promissory Note:-

         a. Any reference to "the $800,000 Note in the Pledge Agreement shall mean reference to "the Harlequin Promissory Note".

         b. Clause 2 of the Pledge Agreement shall be replaced by the following provisions:-

                  "2. THE INDEBTEDNESS. This Agreement is being executed and delivered to secure and the security interest herein granted (the "Security Interest") shall secure full payment and performance by New Regal of all the indebtedness and obligations owing to the secured Party by New Regal pursuant to the terms of the $900,000 Note and by the Pledgor of all the indebtedness and obligations owing to the Secured Party by the Pledgor pursuant to the terms of the Harlequin Promissory Note, together with any and all renewals and extensions thereof (all of such debts, indebtedness, liabilities and duties referred to in this paragraph are hereinafter collectively referred to collectively as the "Indebtedness")".

2.3 Save and except as provided in this Deed, the Pledge Agreement shall remain in full force and effect.

2.4 The parties further agree and undertake to execute and deliver to the other parties such other deeds and documents as may be necessary to perfect the transactions contemplated herein.

3.       MISCELLANEOUS

3.1 The terms and conditions of this Deed shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. However, neither this Deed nor any of the rights, interests or obligations hereunder of any party hereto shall be assigned without the prior written consent of the other party.

3.2 Each of the parties shall bear the costs of its own expenses and professional fees incurred in connection with the negotiation and execution of this Deed.

3.3 This Deed shall be governed by and construed in accordance the laws of the State of New York and the United States of America in force and on the date of execution of this Deed.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be executed on the date hereinbefore written.

SEALED with the COMMON SEAL of      )       FOR AND ON BEHALF OF
REGAL INTERNATIONAL INC. in the     )       REGAL INTERNATIONAL INC.
presence of:-                       )
                                            -----------------------
                                            AUTHORIZED SIGNATURE(S)

17/F Printing House
6 Duddell Street
Central, Hong Kong




SEALED with the COMMON SEAL of      )
REGAL (NEW) INTERNATIONAL INC.      )

in the presence of:-                )




SEALED with the COMMON SEAL of      )
HARLEQUIN INVESTMENT HOLDINGS       )
LIMITED in the presence of:-        )

                                   SCHEDULE D


                          ASSIGNMENT OF PROMISSORY NOTE


                                   DATE ,1999


                         ASIA RESOURCES HOLDINGS LIMITED


                                       AND


                        CHINA STRATEGIC HOLDINGS LIMITED


                            ------------------------

                           PROMISSORY NOTE ASSIGNMENT

                            ------------------------

THIS AGREEMENT dated _______ day of August 1999 is made between:-

(1) ASIA RESOURCES HOLDINGS LIMITED, a company incorporated in Delaware whose registered office is at P.O. Box 1237 Corsicana, TX 75151 ("the Assignor").

(2) CHINA STRATEGIC HOLDINGS LIMITED, a company incorporated in Hong Kong whose principal place of business is situated at 52/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong ("the Assignee").

WITH THE CONSENT OF:-

(3) [NEW REGAL HARLEQUIN], a company incorporated under the laws of (_________) with its registered office at __________________________________________________ _________________]
         ("the Debtor")

WHEREAS the Debtor is at the date hereof indebted to the Assignor in the amount set opposite its name in Schedule 1 and the Assignor has agreed to assign and the Assignee has agreed to accept this assignment of the Debt.

IT IS HEREBY AGREED:-

1.       INTERPRETATION

(A) In this Agreement and the Recital hereto, unless the context otherwise requires:-

         "Debt" means the debt of aggregate amount of US$[ ] owed by the Debtor to the Assignor as at the date hereof which amount is the total and all amounts of debts owed by the Debtor to the Assignor;

         "Debtor" means [New Regal/Harlequin];

         "US$" means Dollars of United States of America.

(B) References herein to "Clauses", "Sub-clauses", "Schedules" are references to those contained in this Agreement.

(C) Words herein importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporated.

(D) Headings herein are for convenience only and shall not affect the construction of this Agreement.

2.       ASSIGNMENT

         The Assignor hereby as beneficial owner assigns with the consent of the Debtor to the Assignee absolutely all the right title and interest of the Assignor in the Debt free and clear of all mortgages, charges, liens or any other third party rights.

3.       SEVERABILITY

         If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not in any way be affected or impaired thereby.

4.       FURTHER ASSURANCE

         Each of the parties hereto shall sign or execute any document or do any deed, act or things as may reasonably be requested by the other parties hereto to give full force and effect to the terms of this Agreement provided that the party which makes such request shall be responsible for the cost incurred by the other parties.

5.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original and all of which when taken together shall constitute one and the same document.

6.       GOVERNING LAW

         This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong Special Administrative Region of People's Republic of China ("Hong Kong") and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED BY                                            )
for and on behalf of                                 )
ASIA RESOURCES HOLDINGS LIMITED                      )
in the presence of:-                                 )




SIGNED BY                                            )
for and on behalf of                                 )
CHINA STRATEGIC HOLDINGS LIMITED                     )
in the presence of:-                                 )




SIGNED BY                                            )
for and on behalf of                                 )
[NEW REGAL/HARLEQUIN]                                )
in the presence of:-                                 )

                    SCHEDULE 1 TO PROMISSORY NOTES ASSIGNMENT

                   DETAILS OF TOTAL AMOUNT DUE FROM THE DEBTOR

                                 TO THE ASSIGNOR

DEBTOR                      PRINCIPAL AMOUNT        EVIDENCED BY           INTEREST ACCRUED

[New Regal/Harlequin]       [US$900,000.00/         Promissory Note        [9:% per annum/Nil]
                            US$800,000.00]